                                                                    EXHIBIT 2.3


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated October 16, 1996, is by and between the stockholders of THE BREAD SHOP, a California corporation (the "Company"), as set forth on SCHEDULE 1 hereto (collectively referred to herein as "Sellers" and each individually as a "Seller"), and TBS ACQUISITION CORPORATION, a Delaware corporation ("Buyer"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in
Article VIII.


                                R E C I T A L S

         A. Sellers collectively own all of the outstanding shares of capital stock of the Company, consisting of 9,771 shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), with each Seller owning the number of shares set forth opposite such Seller's name on SCHEDULE 1 hereto.

         B. Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the Common Stock upon the terms and subject to the satisfaction of the conditions set forth herein.


                               A G R E E M E N T

         In consideration of the recitals and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:


                                   ARTICLE I

                           PURCHASE AND SALE OF STOCK

         1.1. TRANSFER OF STOCK. Upon the terms and subject to the satisfaction of the conditions set forth herein, at the Closing, Sellers shall sell, transfer and deliver to Buyer, and Buyer shall purchase from Sellers, all of the Common Stock and good title thereto, free and clear of all Liens whatsoever. At the Closing, Sellers shall deliver to Buyer the certificates representing the Common Stock, duly endorsed or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled.

         1.2.    CONSIDERATION.  Subject to adjustment as provided in Section
1.4 hereof, the purchase price to be paid by Buyer for all the Common Stock shall be an aggregate amount of $8,650,000 (the "Purchase Price"). On the Closing Date and subject to the terms and conditions set forth in this Agreement and in consideration of the sale, assignment, transfer and delivery of the Common Stock referred to in Section 1.1, Buyer will pay to Sellers (by wire transfer of immediately available funds to the account or accounts designated by each Seller) an aggregate amount (the "Net Amount") equal to (A) the Purchase Price minus (B) the sum of
(i) the Escrow Amount (as defined in Section 1.3 hereof) and (ii) the aggregate amount of Company Transaction Costs paid by the Company at or prior to the Closing, which Net Amount shall be paid pro rata to each Seller based upon such Seller's proportionate ownership interest in the Common Stock as set forth on
SCHEDULE 1 hereof.

         1.3. ESCROW. On the Closing Date, (a) Buyer, Sellers, and a mutually acceptable escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement dated as of the Closing Date substantially in the form attached hereto as EXHIBIT A (the "Escrow Agreement") and (b) $850,000 of the Purchase Price (together with any interest and investment earnings thereon, the "Escrow Amount") shall be delivered to the Escrow Agent. The Escrow Amount shall be set aside and held by the Escrow Agent and distributed to Sellers or Buyer at the times, and upon the terms and conditions, set forth in the Escrow Agreement.

         1.4. ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 1.4.

                 (a) Closing Balance Sheet. As promptly as practicable, but in any event within one hundred and eighty (180) calendar days following the Closing Date, Buyer shall deliver to Sellers' Representative a draft balance sheet of the Company as of the Closing Date (the "Draft Closing Balance Sheet"). The Draft Closing Balance Sheet shall be prepared in accordance with GAAP prior to the application of purchase accounting to reflect the acquisition of the Company pursuant to this Agreement. Buyer shall give Sellers' Representative access to any nonproprietary notes, workpapers, drafts or other materials used by the Company or by Buyer's accountants in connection with the preparation of the Draft Closing Balance Sheet.

                 (b) Disputes. Sellers' Representative may dispute any amounts reflected on the Draft Closing Balance Sheet by notifying Buyer in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within fifteen
(15) Business Days of Buyer's delivery of the Draft Closing Balance Sheet to Sellers' Representative (the "Dispute Letter"). Items not included in the Dispute Letter may not be disputed by Sellers' Representative. Only potential adjustments that satisfy the materiality standards that would be used in an audit of the Company performed in accordance with generally accepted auditing standards may be disputed by Sellers' Representative and an adjustment will be allowed by the Independent Auditor (as hereinafter defined) only if such adjustment would have been made by such Independent Auditor in an audit of the Company performed by the Independent Auditor in accordance with generally accepted auditing standards. In the event of such a dispute, Sellers' Representative and Buyer shall attempt to reconcile their differences in good faith, and any resolution by them as to any such remaining disputed amounts shall be final, binding and conclusive on the parties hereto. Sellers' Representative shall give Buyer and its representatives access to any nonproprietary notes, workpapers, drafts or other materials used by Sellers' Representative or its representatives in connection with the preparation of the Dispute Letter. If Sellers' Representative and Buyer are unable to reach a resolution within fifteen (15) Business Days after receipt by Buyer of the Dispute Letter, Buyer shall submit the items remaining in dispute for resolution to KPMG Peat Marwick (other than any office of KPMG Peat Marwick with which any of Buyer, Sellers, or any of their affiliates has a business relationship) (the "Independent Auditor"), which shall, within thirty (30) Business Days after such submission, determine and report to Sellers' Representative and Buyer upon such remaining disputed items, and such report shall be final, binding and conclusive on Sellers and Buyer. The fees and disbursements of the Independent Auditor shall be allocated to Sellers and Buyer in the same proportion that the aggregate amount of the items submitted to the Independent Auditor and unsuccessfully disputed by Sellers' Representative (as finally determined by the Independent Auditor) bears to the total amount of such disputed items so submitted and finally determined.

                 (c) Purchase Price Adjustment. The Draft Closing Balance Sheet shall be adjusted to reflect the resolution of all disputes pursuant to
Section 1.4(b) (as so adjusted, the "Closing Balance Sheet"). The Closing Balance Sheet shall be deemed final for the purpose of this Section 1.4(c) upon the earlier of (i) the failure of Sellers' Representative to notify Buyer of a dispute within fifteen (15) Business Days of Buyer's delivery of the Draft Closing Balance Sheet to Sellers' Representative and (ii) the resolution of all disputes pursuant to the provisions of Section 1.4(b). In the event that $877,868.43 exceeds Working Capital, then the Purchase Price shall be adjusted downward in an amount equal to such excess and Sellers shall pay within five
(5) Business Days following the Closing Balance Sheet being deemed final, such amount to Buyer by wire transfer of immediately available funds to the account designated by Buyer. As used herein, "Working Capital" means the aggregate net book value as of the Closing Date of the Company's current assets as reflected in the Closing Balance Sheet (including, but not limited to, accounts receivable, inventory and prepaid assets, but expressly excluding, however, positive cash balances, marketable securities and deferred tax assets), minus the net book value as of the Closing Date of the Company's current liabilities as reflected in the Closing Balance Sheet (including, but not limited to, trade accounts payable, accrued expenses, accrued payroll and taxes and negative cash balances or other current borrowings, but expressly excluding, however, accruals or obligations for payments of bonuses or profit sharing payable to or on behalf of employees of the Company and notes or other indebtedness payable to shareholders of the Company).


                                   ARTICLE II

                                    CLOSING

         2.1. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, the closing ("Closing") of the transactions provided for herein shall take place at the offices of Hopkins & Sutter, Three First National Plaza, Chicago, Illinois, on October 31, 1996, or at such other date and place as the parties may mutually agree in writing. The date of the Closing is referred to herein as the "Closing Date."

         2.2.    BONUS PAYMENTS BY COMPANY.

                 (a)      (i)     Buyer acknowledges that the Company is
obligated to pay bonuses to Damon, Myers and Williams, in an aggregate amount equal to $758,436. On or before the Closing Date, the Company shall pay such bonuses, less the aggregate amount of all advances paid in respect thereof, prior to the Closing Date, in accordance with the amounts set forth next to such person's name on SCHEDULE 2.2(a).

                          (ii)    Sellers agree that neither Buyer nor the
Company shall have any other liability or obligation to Sellers for Bonuses.

                 (b) Other Bonus and Profit Sharing Plans. Buyer acknowledges that the Company maintains (i) a bonus program for non-officer employees of the Company and (ii) a profit sharing plan for employees of the Company. Buyer agrees that it will pay bonuses of $159,700, in the aggregate, under such bonus program and make a contribution of $241,362, in the aggregate, under such profit sharing plan for the period from October 28, 1995 through the Closing Date (the "Interim Period") in accordance with the terms of such program and plan and the past practices of the Company. Such bonuses will be made to the employees of the Company listed on SCHEDULE 2.2(B)(I), in the amount set forth next to such employee's name on SCHEDULE 2.2(B)(I); provided, however, that no employee (other than Carrie Buchanan) will be paid a bonus unless such employee remains a full-time employee of the Company through the Closing. Amounts will not be reallocated to other employees in the event that any employee listed on SCHEDULE 2.2(B)(I) is not a full-time employee through the Closing. Such profit sharing contribution shall be allocated in accordance with the allocation formula set forth in the profit sharing plan of the Company. At or prior to the Closing, Sellers shall deliver a certificate to Buyer setting forth the amount of the profit sharing contribution to be allocated to each employee of the Company. Employees of the Company will not be entitled to any other bonuses or profit sharing contributions.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF SELLERS. Each of Sellers hereby represents and warrants to Buyer as of the date hereof and, except for changes expressly permitted or contemplated by this Agreement, as of the Closing Date as follows:

                 3.1.1. TITLE TO STOCK. Each Seller owns, beneficially and of record, and has good title to, the number of shares of the Common Stock shown opposite the name of such Seller on SCHEDULE 1 hereto, free and clear of any Liens. There are no existing contracts, options, commitments or rights to acquire such Common Stock from such Seller. Upon the delivery of and payment for the Common Stock at the Closing as provided for in this Agreement, Buyer will acquire good and valid title thereto, free and clear of any Liens.

                 3.1.2. VALID AND BINDING AGREEMENT. Each Seller is competent and has the authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The spouse, if any, of each Seller has consented to the execution and delivery of this Agreement and the consummation of the actions contemplated hereby by such Seller. With respect to each Seller that is a trust, the trustee of such trust has the authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, on behalf of such Seller. This Agreement constitutes, and upon execution thereof the Escrow Agreement will constitute, the valid and legally binding obligation of each Seller, enforceable against each such Seller in accordance with its terms.





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
                 3.1.3. NO CONFLICTS. The execution and delivery of this Agreement and the Escrow Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby and thereby, (i) does not and will not violate any provision of law, rule, regulation, order, judgment, or decree applicable to any Seller or the Company; (ii) does not and will not require any consent or approval of, or filing with or notice to, any Governmental Authority under any provision of law, rule or regulation applicable to any Seller or the Company; (iii) does not and will not violate any provision of the certificate or articles of incorporation, by-laws, trust agreement or other organizational documents of any Seller (who is not an individual) or the Company; (iv) does not and will not require any consent, approval, or notice under, and will not conflict with, or result in the breach or permit the termination of, or constitute a default (or an event, which might, with the passage of time or the giving of notice or both, constitute a default) under, or result in the acceleration of the performance by any Seller or the Company under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, or other instrument to which any Seller or the Company is a party or by which any of them, or any of their assets, are bound or encumbered; (v) does not and will not result in the creation or imposition of any Lien upon any of the assets of any Seller or the Company; (vi) does not and will not result in the maturation or acceleration by reason of default or otherwise of any Indebtedness or any other liability or obligation of Company (or give others the right to cause such maturation or acceleration); and (vii) does not and will not result in the termination of or loss of any material right (or give others the right to cause such a termination or loss) under any material agreement, contract, or instrument to which the Company is a party or by which any of its assets or properties may be bound.

                 3.1.4. Corporate Existence and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power to carry on its business as now conducted and to own or lease and to operate its properties, as and in the locations where, such business is now conducted and such properties are now owned, leased or operated. The Company is qualified as a foreign corporation and is in good standing in each jurisdiction listed on
SCHEDULE 3.1.4, which includes each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification necessary, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Sellers have delivered to Buyer true, complete and correct copies of the certificate or articles of incorporation, by- laws, and other organizational documents of the Company. The minute books of the Company, as made available to Buyer and its representatives, contain accurate and complete records of all meetings of, and corporate actions taken by (including action taken by written consent) the stockholders and board of directors (or committees thereof) of the Company. At the Closing, all of the books and records of the Company, including, but not limited to its minute books, will be in the possession of the Company.

                 3.1.5. Capitalization of the Company. The authorized capital stock of the Company is 25,000 shares. The only issued and outstanding shares of capital stock of the Company are 9,771 shares of Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable.
There are no outstanding preemptive rights, subscriptions, warrants, options, contracts, commitments, understandings, restrictions or calls or other rights of any kind with regard to any shares of the Common Stock or any other capital security of the Company of any kind, and there are no capital appreciation rights, phantom stock plans,





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
securities with profit participation rights or features, or similar obligations or commitments of the Company except as provided in the Stock Redemption Agreement, which shall be terminated prior to the Closing.

                 3.1.6. Subsidiaries of the Company. The Company has no Subsidiaries. Other than as set forth on SCHEDULE 3.1.6 hereto, the Company owns no interest of any kind in any other Person and has no agreement or commitment to purchase or otherwise acquire any such interest.

                 3.1.7. Financial Statements. Sellers have delivered to Buyer the Financial Statements. The Financial Statements are derived from the books and records of the Company, have been prepared in accordance with GAAP and are true, complete and correct in all material respects, and, except for changes in accounting policies made to the August 23, 1996 Financial Statements in order to conform with GAAP, have been prepared on a consistent basis with previous periods. The August Financial Statements were prepared in accordance with GAAP. Except for the absence of accruals for chargebacks and buy-backs to accounts receivable attributable to promotional activities of the Company ("Charge-Backs") with respect to the Financial Statements (other than the August Financial Statements), the balance sheets included in the Financial Statements for the Company present fairly the financial position of the Company as at the indicated dates thereof, and, except for Charge-Backs with respect to the Financial Statements (other than the August Financial Statements), the statements of income and statements of cash flows included in the Financial Statements for the Company present fairly the results of operations and cash flow of the Company for the respective periods indicated. The books of account of the Company fairly reflect all transactions relating to the Company and all items of income, expense, assets, liabilities and accruals of the Company.

                 3.1.8. Absence of Undisclosed Liabilities. The Company has no Liabilities or obligations, either direct or indirect, matured or unmatured, absolute, contingent, or otherwise, except:

                 (a) those Liabilities or obligations set forth on the Latest Balance Sheet and not paid or discharged;

                 (b)      the Assumed Obligations;

                 (c) those Liabilities or obligations incurred, consistent with past business practice and as permitted hereby, in the ordinary course of business since the date of the Latest Balance Sheet; and

                 (d)      the Liabilities disclosed on SCHEDULE 3.1.8.

The Company has not paid or incurred any costs or expenses in connection with the sale of the Company, including, but not limited to, the transactions contemplated hereby and actions taken in contemplation thereof. For purposes of this Agreement, the term "Liabilities" includes, without limitation, any direct or indirect indebtedness, liability, guaranty, endorsement, claim, dispute, loss, damage, deficiency, cost, expense, obligation, or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured, contingent or otherwise. Since June 21, 1996, the Company has not made payments of principal





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with respect to the notes representing Indebtedness of the Company to any of
Sellers or any person or entity designated by such Sellers (the "Seller Notes") in excess of the aggregate amount of $560,000 plus interest accrued thereon at the rate of 8% per annum.

                 3.1.9. Absence of Material Adverse Change. Since October 28, 1995, except as permitted, required, or specifically contemplated by this Agreement or as described on SCHEDULE 3.1.9, the business of the Company has been conducted in the ordinary course consistent with past practice, and there has not been any event or events that has or have resulted, or could reasonably be expected to, individually or in the aggregate with all such events, result in a Material Adverse Effect. Without limiting the generality of the foregoing sentence and except as permitted, required, or specifically contemplated by this Agreement or listed on SCHEDULE 3.1.9, since October 28, 1995, there has not been:

                 (a) any damage, destruction, or loss to the assets of the Company outside the ordinary course of business;

                 (b) any mailing or authorization of any individual capital expenditure by the Company in excess of $10,000 or the mailing or authorization of capital expenditures by the Company of more than $100,000 in the aggregate;

                 (c) any sale, transfer, or other disposition of assets or properties, real, personal, tangible or intangible, or mixed, having a value in excess of $10,000 in the aggregate, by the Company other than inventory sold in the ordinary course of business;

                 (d) any material change in or revocation of any tax election or any agreement or settlement made by the Company with any taxing authority;

                 (e) other than pursuant to existing collective bargaining or other labor agreements or pursuant to regular salary reviews consistent with past practices, any increase in the compensation payable or to become payable to any employees or agents of the Company, or any bonus arrangement made with any thereof; or

                 (f) any transfer, lease, license, dividend or other distribution to Sellers or any Associate of Sellers of any assets or rights of the Company; or

                 (g) agreement, whether written or oral, by the Company to do any of the foregoing.

Except as set forth on SCHEDULE 3.1.9, since October 28, 1995, the businesses of the Company have been operated and Sellers have acted, and have caused the Company to act, in the manner that would have been required by Section 4.2(f) had that Section been in effect since such date (rather than the date hereof) and Sellers have not taken any action, or caused the Company to take any action, that would have been prohibited by Section 4.2(f) had that Section been in effect since such date (rather than the date hereof).

                 3.1.10.  Tax Matters.   (a)  All Tax Returns required to be
filed by or on behalf of the Company have been duly filed on a timely basis and such Tax Returns are true, accurate,

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and complete.  All Taxes due and payable have been paid in full on a timely basis. The Company has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third Person. The liability for unpaid Taxes of the Company for all periods ended on or prior to the date of this Agreement does not exceed the liability accruals for Taxes (excluding reserves for deferred Taxes) reflected for the Company in such Financial Statements.

                 (b) Except as disclosed on SCHEDULE 3.1.10, no waiver or extension of any statute of limitations is in effect with respect to any Taxes or Tax Returns of the Company, no power of attorney has been executed or filed by or on behalf of the Company with the IRS or any other taxing authority, no Tax Return by or on behalf of the Company is under audit by any taxing authority, there are no disputes with a taxing authority with respect to Taxes payable by or on behalf of the Company, and no notice of deficiency, proposed adjustment, or underpayment of Taxes has been received by the Company and the Company is not subject to any proceedings for the assessment or collection of Taxes. The Company is not and has not been a member of or included in any other affiliated, consolidated, combined, or unitary group for purposes of filing Tax Returns or paying Taxes at any time, the Company has no liability for Taxes of any Person under Section 1.1502-6 of the U.S. income tax regulations or as a transferee of such person or under any other provision of law, and the Company is not a party to or bound by or has any obligation under any tax sharing or similar agreement or arrangement. SCHEDULE 3.1.10 sets forth all countries, states, provinces, cities, and other jurisdictions in which the Company is currently subject to any Tax or in which a jurisdiction has made a claim that the Company is subject to any Tax. Buyer will not be required to deduct and withhold any amount pursuant to Section 1445 or other provision of the Code upon the consummation of the transactions contemplated hereby (and Sellers will cause the necessary documents to be provided to Buyer at the Closing to support such non-deduction and non-withholding). None of the assets of the Company is property which is treated as owned by any other person under the "safe harbor lease" provisions of section 168(f)(8) of the Internal Revenue Code of 1954, and no event has occurred that would require indemnification by the Company of any tax lessor under any such "safe harbor lease" agreement. The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. The Company has not filed a consent to have the provisions of Section 341(f) of the Code apply. There are no foreign income Tax rulings with respect to the Company that are material to the continuing operations of the Company.

                 3.1.11. Title to Real and Personal Properties; Liens and Encumbrances. (a) The Company has good and marketable title to all of its assets and real and personal properties (tangible, intangible, and mixed) including those capitalized on or included in the Latest Balance Sheet (except for properties and assets disposed of since July 26, 1996 in the ordinary course of business consistent with past practices), free and clear of all Liens except for (i) Permitted Encumbrances, (ii) Liens which constitute valid leases or subleases from the Company to third parties, and (iii) Liens listed on
SCHEDULE 3.1.11.

                 (b)      The Company does not own any real property.

                 (c) SCHEDULE 3.1.11(c) lists all real property leases to which the Company is a party or by which the Company is bound. The Company has a valid leasehold estate in each such leased property, free and clear of all Liens, except Permitted Encumbrances. Neither the Company nor, to the Knowledge of Sellers, any other party to any such real property lease is in default under the terms thereof. There exists no state of facts which, with the giving of notice or passage of time or both, would constitute a default thereunder. Each such lease is valid, binding, and enforceable in accordance with its terms against the Company and, to the Knowledge of Sellers, each party thereto. Except as specified on
SCHEDULE 3.1.11(C), the Company is in good standing under all such leases, and the Company has complied with, and is not in default under, and has not received any written notice of default or any notice of noncompliance with respect to, applicable state, federal, and local laws and regulations relating thereto. Neither the Company nor the Leased Real Estate (as hereinafter defined) is in, and the Company has not received any notice from any government entity or authority alleging any, violation of any zoning, building, fire, safety, use restriction, air, water, or other pollution control, environmental protection, waste disposal, safety, or health codes, ordinances, laws, rules, or regulations, with respect to the real property leased by the Company ("Leased Real Estate"), or any part thereof, which has not been fully remedied. The Leased Real Estate is zoned in a manner that will permit the Company to continue to use such Leased Real Estate for the same purpose and in the same manner that such Leased Real Estate is currently being used. No proceedings or claim of any type (including, but not limited to, condemnation or similar proceedings and denial of access) have been instituted or threatened or, to the Knowledge of Sellers, are contemplated against the Company or the Leased Real Estate which would affect the leased Real Estate or the Company's use thereof in any way. None of the real property leases has been assigned in whole or in part by the Company and, except as set forth on SCHEDULE 3.1.11(C), no subleases have been entered into relating to any of the real property leases. Neither Sellers nor the Company has entered into any brokerage arrangements with respect to the Leased Real Estate. The Company has not received any notice from the landlord or any insurance company of any defects or inadequacies with respect to the Leased Real Estate. There are no presently pending or contemplated general or special assessments affecting the Leased Real Estate, or any part thereof. No fact or condition exists which could result in the termination or material impairment of access to the Leased Real Estate from adjoining public streets or which could result in the discontinuance of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services, which utilities and services are adequate to meet the Company's current needs. To the Knowledge of Sellers, the Leased Real Estate is subject to no private unrecorded easements. All rent and other amounts owing under the Real Property Leases have been paid.

                 (d) SCHEDULE 3.1.11(d) lists all of the material fixed assets owned by the Company and reflected on the Latest Balance Sheet.

                 (e) The Company does not use any real property, fixtures, machinery, or equipment in its business which it does not own or lease. All items of furniture, fixtures, machinery, and equipment used by the Company in its business are in the possession or under the control of the Company and are, with the exception of automobiles, trucks, and other highway vehicles in transit, located at the place of business of the Company.

                 (f) The Company owns or leases all the assets necessary to conduct its business as presently conducted by it. All tangible assets owned or leased by the Company, including, but not limited to, the Lease Real Estate and all mechanical and other systems and equipment located on the Leased Real Estate, are in good operating condition and repair and are usable in the ordinary course of business consistent with past practice and conform in all material respects to all applicable laws, rules, regulations, ordinances and Permits relating to their ownership, construction, use and operation.

                 3.1.12. Material Contracts. Except as listed on SCHEDULE 3.1.12, the Company is not a party to or bound by any lease, contract, agreement, instrument, or commitment of any kind, oral or written, formal or informal ("agreements"), of the following types ("Material Contracts"):

                 (a) loan agreement, promissory note, indenture, guarantee, or other agreement or instrument for or relating to the borrowing of money or extensions of credit or reimbursement agreement with respect to letters of credit;

                 (b) mortgage, pledge agreement, security agreement, factoring agreement, subordination agreement, indemnification agreement, or similar agreement;

                 (c) agreement for the future purchase of materials, supplies, services, merchandise, or equipment in excess of $5,000 under any one agreement or series of related agreements;

                 (d) agreement for the lease of personal property with rental payments in excess of $5,000 per year under any one lease;

                 (e) license, royalty, franchise or distributorship agreement;

                 (f) agreement limiting or restraining the Company from engaging or competing in any lines of business with any Person;

                 (g) agreement or arrangement for the sale of any asset, other than the sale of inventory in the ordinary course of business, or for the grant of any preferential right or option to purchase any asset, property, or right;

                 (h) agreement which requires the consent, approval or authorization of, or filings with, any other Person to enter into this Agreement and consummate the transactions contemplated hereby without causing a conflict with, resulting in a breach or default (or an event which might, with the passage of time, the giving of notice or both, constitute a default) under, giving rise to the termination or a right of termination of, or the acceleration or a right of acceleration of the Company's obligations under, or otherwise having an adverse effect on the Company or its rights under, such agreement;

                 (i) agreement or commitment for capital expenditures in excess of $10,000 for any single project;

                 (j) agreement, arrangement, or understanding with any Seller or any Associate of any Seller;

                 (k) agreement with any governmental agency or any other Person relating to the assessment or remediation (or payment of costs incurred for either of the foregoing) of the environmental condition of any property, including any of the Company's Properties, including any consent orders or decrees or cost-allocation agreements;

                 (l) agreement with any present or former employee or consultant;

                 (m) collective bargaining agreement or other agreement with any labor union or other employee representative of a group of employees;

                 (n) representative or sales agency or advertising agreement;

                 (o) agreement for the lease of any asset, whether as lessor or lessee;

                 (p) any joint venture, partnership or other agreement involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                 (q) agreement involving the payment of consideration in excess of $10,000; and

                 (r) agreement otherwise material to the Company or its business not otherwise described herein.

The Company has delivered to Buyer true, correct and complete copies of all written Material Contracts and true, correct and complete summaries of all oral Material Contracts. All Material Contracts are in full force and effect. Except as set forth on SCHEDULE 3.1.12, the Company and, to the Knowledge of Sellers, the other parties to such leases, contracts, agreements, instruments, and other commitments, have complied with the provisions thereof, are not in default under any of the material terms thereof, and no event has occurred that with the passage of time or the giving of notice or both would constitute such a default.

                 3.1.13. Legal Proceedings. Except as described on SCHEDULE 3.1.13, there is no action, proceeding, or governmental investigation pending, or, to the Knowledge of Sellers, threatened, against or affecting the Company (and no reasonable basis for any such action, proceeding or investigation exists) and there has been no action, proceeding or governmental investigation pending or threatened against the Company at any time during the last five years. Except as described on SCHEDULE 3.1.13, (i) the Company is not in violation of, and has not violated, any term of any judgment, decree, injunction, or order entered by any court or any Governmental Authority and outstanding against the Company, and (ii) there are no presently outstanding judgments, decrees, injunctions, writs, or orders of any court or any Governmental Authority against or affecting the Company or any of its assets or business.

                 3.1.14. Government and Industry Permits and Related Approvals. SCHEDULE 3.1.14 is a true, correct, and complete list and description of all Permits, used or required and held by the Company in the conduct of its business and the use of the Leased Real Estate. SCHEDULE 3.1.14 also is a true, correct, and complete list and description of all approvals, certifications, and similar matters held by the Company or applicable to its business or products from nongovernmental entities which are reasonably required by the industry in which the Company operates. Neither the conduct of the Company's business nor the ownership or use of its assets requires or is dependent on any Permit, approval or certification written or oral, which the Company does not have in full force and effect. All such Permits, approvals or certifications are in full force and effect and the Company has complied and is in compliance with the terms and conditions thereof. Except as set forth on SCHEDULE 3.1.14, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not affect any of such Permits, approvals or certifications. The Company has not received any notice (nor, to the Knowledge of Sellers, is there any reason to believe) that revocation is being considered with respect to any of such Permits, approvals or certifications or that the Company or the Lease Real Estate is in violation of any such Permit, approval or certification.

                 3.1.15. Conduct of Business in Compliance with Regulatory Requirements. The Company has complied, and is in compliance, in all material respects with each law, rule, regulation, ordinance, and code promulgated by any Governmental Authority applicable to the operation, conduct or ownership of the property or business of the Company. No notice, citation, summons, or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending, or to the Knowledge of Sellers, threatened by any governmental or other entity with respect to (i) any alleged violation by the Company of any law, rule, regulation, judgment, order, permit, or approval, or (ii) any alleged failure by the Company to have any license, permit, authorization, or other approval. Without limiting in any way the generality of the foregoing, the Company has not violated, nor is it in violation of, the applicable provisions of the Federal Food, Drug and Cosmetics Act, as amended, the regulations and requirements adopted by the United States Food and Drug Administration (the "FDA") pursuant to such Act, the regulations and requirements adopted by the United States Department of Agriculture (the "USDA"), and the requirements established by state and local authorities responsible for regulating food products, food product packaging and labeling, and food-related establishments and facilities (collectively "state food authorities"), or the terms and conditions imposed in any Permits granted to the Company by the FDA, USDA or state food authorities. In addition, the Company is not aware of any facts that would indicate that the FDA, USDA, or any state food authorities has or will prohibit or materially restrict the marketing, sale, license or use in the United States of any product currently produced, marketed, or under development, by the Company ("Product" or "Products"), or the operation, packaging, labeling or use of any Product, and the Company is not aware of any product or process which the FDA or the USDA has prohibited from being marketed or used in the United States which in function and composition is substantially similar to any Product.

                 3.1.16. Labor Matters. Except as disclosed on SCHEDULE 3.1.16, (i) there is no unfair labor practice charge, complaint or other proceeding pending or, to the Knowledge of Sellers, threatened against, the Company, (ii) there is no labor strike, slow down, or work stoppage actually in effect or, to the Knowledge of Sellers, threatened against or involving the Company, (iii) no labor arbitrations are pending against the Company, (iv) the Company has not in the past five (5) years experienced any material work stoppage or organizational activity, (v) there has not been any application for certification of a collective bargaining agent, and (vi) there is no charge, complaint, lawsuit, or other proceeding pending or, to the Knowledge of Sellers, threatened against the Company, based upon any employment related law and there has not been any charge, complaint, lawsuit or other proceeding pending or, to the knowledge of Sellers, threatened against the Company based upon any employment related law at any time during the last five (5) years. Sellers have delivered to Buyer a true, correct and complete copy of all employee handbooks used by the Company at any time during the last five years. No employee of the Company has relocated his or her residence in connection with his or her employment with the Company. The Company has no policy with respect to the notice to be given to an employee prior to the termination of such employee's employment.

                 3.1.17. Intellectual Property. SCHEDULE 3.1.17 contains a true, correct, and complete list and description of all patents and patent applications, trademark registrations and applications therefor, trade secrets owned by or licensed to the Company (identifying which are owned and which are licensed), copyright registrations and applications therefor, and all material unregistered trademarks, tradenames, service marks, and copyrights and computer software of the Company. The Company owns or possesses adequate and enforceable licenses or other rights to use all patents, all registered and all material unregistered trademarks, and all other Intellectual Property, including all intellectual property listed on SCHEDULE 3.1.17, used in the business of the Company. Except as set forth on SCHEDULE 3.1.1 7, there are no existing or, to the Knowledge of Sellers, threatened claims of any third Person based on the use by the Company, or challenging the ownership, scope, or validity, of any of the Intellectual Property used in the business of the Company. Except as set forth on SCHEDULE 3.1.17, the Company's use of the Intellectual Property does not infringe on the rights of any other Person and, to the Knowledge of Sellers, there is no use by any Person of the Intellectual Property used in the business of the Company. No opposition, cancellation, interference, or refusal to register is pending against the Company in connection with any patent or patent application or any application for or registration of any trademark, service mark, or copyright and no order, holding, decision, or judgment has been rendered by any governmental authority, and no agreement, consent, or stipulation exists, which would prevent the Company from using any Intellectual Property as currently used in the businesses of the Company.

                 3.1.18. Employee Benefit Plans. (a) SCHEDULE 3.1.18 identifies each "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company covering employees or former employees of the Company ("Plans"). Except as set forth on SCHEDULE 3.1.18, the Company is not obligated under or a party to any qualified or non-qualified profit-sharing, deferred compensation, bonus, stock option, stock ownership, stock purchase, phantom stock, pension, multiemployer, severance, employment, consulting, retirement, welfare, cafeteria or incentive plan, agreement or practice, or any plan or agreement or practice providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, salary continuation, service awards, severance pay, welfare, medical, hospitalization, disability, life insurance, other insurance plans, or related benefits. The Company has filed all reports required to be filed by it with the IRS and the PBGC with respect to the Plans under applicable provisions of ERISA and the Code, and the Plans which are intended to be qualified under Section 401(a) of the Code are so qualified. The Company has not participated in or been a member of, and no Plan is or has been, a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of Section 413(c) of the Code. The Company has not ever maintained, contributed to or been required to contribute to any plan or arrangement for the benefit of current or former non-U.S. employees. The

Company is the "plan sponsor" of each of the Plans within the meaning of
Section 3(16)(B) of ERISA.

                 (b) Sellers have delivered or made available to Buyer copies of the following documents, as they may have been amended to the date hereof, embodying or relating to the Plans: (i) each of the Plans listed on
SCHEDULE 3.1.18, including all amendments thereto, and any related trust agreements, group annuity contracts, insurance policies, or other finding agreements or arrangements; (ii) the most recent determination letter from the IRS with respect to each Plan intended to be qualified under Section 401(a) of the Code; (iii) valuations, if applicable, including any actuarial reports, for the most recent plan year for which such valuations are available; (iv) the current summary plan descriptions and summaries of material modifications; (v) the annual return/report on Form 5500 promulgated under ERISA, including all schedules and attachments thereto, and summary annual reports for each of the Plans for each of the last five (5) years; and (vi) all information dated since the date which is two (2) years before the date hereof regarding any plan funding waiver requests, private letter rulings, requests for technical advice, or other outstanding issue involving any Plan with the IRS, the Department of Labor, or the PBGC.

                 (c) The Company has not ever maintained, contributed to or been required to contribute to any "pension plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA. No liability under Title IV of ERISA has been incurred by the Company since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to the Company of incurring a liability under such Title.

                 (d) Except as set forth on SCHEDULE 3.1.18, the Company is not in default of any obligation under any Plan and all such Plans conform to, and their administration is in compliance with, the applicable provisions of ERISA and the Code, and any other applicable laws, rules and regulations. There is not, and has never been, any other trade or business (whether or not incorporated) which together with the Company would be deemed to be part of a "controlled group" within the meaning of Section 4001 of ERISA, or of an "affiliated service group" within the meaning of Section 414(m) of the Code.

                 (e) The Company has made and/or accrued all payments due from it to any Plan with respect to periods ending on or prior to the date hereof.

                 (f) Except as set forth on SCHEDULE 3.1.18, no Plan which is an "employee welfare benefit plan" within the meaning of Section 3(i) of ERISA provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage mandated by Section 601 of ERISA, the cost of which is paid to the extent permitted by law by the former employee or his or her dependents).

                 (g) The consummation of the transactions contemplated by this Agreement will not obligate the Company to provide any current or former officer, director or employee of the Company with severance pay, unemployment compensation or any similar payment, nor accelerate the time of payment or vesting (except as contemplated by Section 2.2), or increase any compensation due to any such employee or former employee, under any Plan.

                 (h) None of the Plans contains any restrictions, limitations or similar provisions (nor has any Seller or the Company made any oral, written or other communications to any current or former employee with respect to such Plans) which restrict, limit or otherwise adversely affect, directly or indirectly, the ability of Buyer or the Company to modify or terminate any such Plan at any time on and after the Closing.

                 (i) There are no (A) actions, suits, arbitrations, or claims (other routine claims for benefits), (B) legal, administrative, or other proceedings or governmental investigations or audits, or (C) complaints to or by any governmental entity, which are pending or threatened, against any Plan or their assets, or against any plan sponsor, plan administrator, or plan fiduciary with respect to the operation of such Plans. No "prohibited transaction" (as such term is defined in Section 4975 of the Code or Title I of ERISA) has taken place with respect to any Plan.

                 (j) Except as disclosed on SCHEDULE 3.1.18, the Company has no obligation to pay any bonuses or similar compensation to any person who is or was an employee of the Company. Except as set forth in the documents delivered pursuant to Section 3.1.18(b) hereof, neither the Company nor any of its directors, officers, employees or agents has made any statement, whether written or oral, which obligates the Company to make contributions to any of the Plans. Except as disclosed on SCHEDULE 3.1.18, the Company has no obligation to make any employer contributions (other than elective deferrals) to any 401(k) or other profit sharing plans at any time.

                 3.1.19. Insurance. SCHEDULE 3.1.19 is a true, complete, and correct list of all currently effective policies of insurance of which the Company is the owner or insured or covering any of its property, indicating for each policy the carrier, risks insured, amounts of coverage, deductible, and expiration date. Such insurance policies provide insurance coverage (a) adequate to comply with all applicable laws, rules and regulations and all contracts, agreements or other instruments to which the Company is a party or by which it or its assets are bound and (b) in reasonably sufficient amounts against all risks usually insured against by companies operating similar businesses or properties in the localities where the Company operates its businesses and properties and have been issued by insurers of recognized responsibilities. All such policies are in full force and effect, all premiums due thereon have been paid, and the Company has complied in all material respects with the provisions of such policies. There is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. Except as set forth on SCHEDULE 3.1.19 hereto, no notice of cancellation or nonrenewal with respect to or disallowance of any claim under any such policy has been received by the Company. All primary layers of products liability insurance and all primary layers of general liability insurance policies maintained by or for the benefit of the Company are "occurrence" policies and not "claims made" policies.

                 3.1.20. Brokers and Finders. Except as set forth on SCHEDULE 3.1.20, neither Sellers nor the Company has employed, or is subject to any valid claim of, any broker, finder, consultant, or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

                 3.1.21.  Transactions with Associates.  Except as set forth on
SCHEDULE 3.1.21, (a) the Company has not engaged in any transaction with any of Sellers or any Associate of any of Sellers, and (b) the Company is not a party to any lease, purchase contract, or other agreement with any director, officer, or employee of the Company or any of Sellers or any Associates of any of Sellers.

                 3.1.22. Products Liability. Except as set forth on SCHEDULE 3.1.22, there has not been any product recall requested or mandated nor, to the Knowledge of Sellers, is any recall threatened, by any governmental agency or for which notice to any governmental agency was required concerning any products manufactured, shipped, or sold by the Company. Except as set forth on
SCHEDULE 3.1.22, there has been no claim in excess of $5,000 made against the Company during the last five years with respect to personal injuries or damages caused by or arising out of the use of the Company's products.

                 3.1.23. Environmental Matters. (a) The Company has complied, and the Company and each of the Company's Properties are in compliance, with all federal, state and local laws, ordinances, orders, rules, regulations, and moratoria relating to operation and occupancy of the Company's Properties and business, including but not limited to, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Resource Conversation and Recovery Act, as amended ("RCRA"), the Toxic Substances Control Act, as amended, the Emergency Planning and Community Right-To-Know Act of 1986, the Hazardous Material Transportation Act, as amended, and the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"). Except as described on SCHEDULE 3.1.23, neither the Company, nor any of its agents, employees, representatives, or other Persons for whose conduct the Company may be liable has at any time received any notice alleging any non-compliance with or potential liability pursuant to any of such laws, ordinances, orders, rules, regulations, or moratoria.

                 (b) No suit, action, or other proceeding (including enforcement actions, administrative proceedings, arbitrations, or governmental investigations) relating to operation of the Company's Properties and business or to the Permits listed on SCHEDULE 3.1.23 is pending or, to the Knowledge of Sellers, is threatened or contemplated against the Company or the Company's Properties.

                 (c) Except as identified on SCHEDULE 3.1.23, neither Sellers, the Company, nor any of their respective agents, employees or representatives, nor to the Knowledge of Sellers, any other Person, has transported, used, generated, handled, stored, released, emitted, leached, discharged, dumped or disposed of any Hazardous Substances onto, into or from the Company's Properties (now or previously owned or operated by the Company), or any part thereof, or from the Company's Properties (now or previously owned or operated by the Company) onto or into any property adjacent thereto or any other property in violation of any applicable Environmental Laws. Except as set forth on SCHEDULE 3.1.23, no Hazardous Substances are currently, or to the knowledge of Sellers, have been located at, in, on, under or about the Company's Properties (now or previously owned or operated by the Company) in a manner which violates any Environmental Laws or which requires response, cleanup or corrective action of any kind under any Environmental Laws. No portion of the Company's Properties lies within an area which constitutes a "wetland" or protected or buffer area subject to the jurisdiction of the United States Army Corps of Engineers, the United States Environmental Protection Agency, the State of California or any other Governmental Agency under any applicable Environmental Law. No underground storage tanks are present on the Company's Properties or are operated by the Company at any location, and, to the Knowledge of Sellers, no such tanks were previously abandoned or removed from the Company's Properties now or previously owned or operated by the Company. There is no Hazardous Substance or other condition or use of the Company's Properties, whether natural or man-made, which poses a present or potential threat of damage to the health of persons, to property, to natural resources, or to the environment.

                 (d) The Company does not have any liability, responsibility or obligation, whether fixed, unliquidated, absolute, contingent or otherwise, under any federal, state or local environmental laws or regulations, including any liability, responsibility, or obligation for fines or penalties, or for investigation, expense, removal, or remedial action to effect compliance with or discharge any duty, obligation, or claim under any such laws or regulations, and, to the Knowledge of Sellers, there is no reason to believe that any such claims, actions, suits, proceedings, or investigations under such laws or regulations exist or may be brought or threatened. There has not been, and is not occurring, at any of the Company's Properties or businesses now or previously owned, operated, or conducted by or for the Company, or any location to which the Company or any of its agents, employees, representatives, or other Persons for whose conduct the Company may be liable ever sent any materials, any release or threatened release, as those terms are defined in CERCLA, of any Hazardous Substance, nor do Sellers have any reason to believe such a release or threatened release is occurring or has occurred at any time in the past. None of the Company or any of its agents, employees, representatives, or other Persons for whose conduct the Company may be liable have applied or disposed, transported, or arranged for the transportation or disposal of any Hazardous Substance in any manner which may form the basis for any present or future claim, demand, or action investigation, expense, removal, remedial action or expense at any facility, site, location or body of water, surface or subsurface. None of the Company or any of its agents, employees, representatives, or other persons for whose conduct the Company may be liable have sent, arranged for disposal or treatment, arranged with a transporter for transport for disposal or treatment, transported, or accepted for transport any Hazardous Substance or solid waste to a facility, site or location, which, pursuant to CERCLA or any similar state or local law, (i) has been placed or is proposed to be placed, on the National Priorities List or its state equivalent, or (ii) which is subject to a claim, administrative order, or other request to take removal or remedial action by any Person.

                 (e) SCHEDULE 3.1.23 identifies all environmental audits or assessments or occupational health studies undertaken, prior to the execution of this Agreement, by or on behalf of the Company, or any third Person or governmental agencies with respect to the Company's Properties and business and employees, the results of groundwater and testing, underground storage tank tests, soil samples, and written communications with federal, state, or local governments on environmental and OSHA matters relating to the Company's Properties, business, activities, or employees and Sellers have provided Buyer with true, correct and copies of all such audits, assessments, studies, results, tests samples and communications.

                 3.1.24. Certain Payments and Relationships. Neither the Company nor any officer, employee, or agent thereof, or any consultant thereof, has (a) offered, paid, or agreed to pay, directly or indirectly, any money or anything of value (other than lawful contributions or payments), to or for the benefit (i) of any individual who is or was a candidate for domestic public office, or an official or employee of any domestic governmental or regulatory body or authority, or (ii) suppliers or customers of the Company or employees or agents of such suppliers or customers, (b) violated any of the provisions of
Section 30A of the Exchange Act applied as if the Company were an "issuer" within the meaning of such Section 30A. To the Knowledge of Sellers, none of the directors or officers of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer, or employee of, any Person which is a supplier, customer, lessor, lessee, or competitor or potential competitor of any of the Company.

                 3.1.25. Corporate Names. The Company has not used and is not currently using any corporate, fictitious or assumed name, other than the names listed on SCHEDULE 3.1.25. To the Knowledge of Sellers, except as specified on
SCHEDULE 3.1.25, the Company is entitled to use its name and any other name under which it presently conducts business without any liability or obligation to any other Person wherever the Company conducts business.

                 3.1.26. Accounts Receivable. All accounts receivable set forth on the Latest Balance Sheet or arising since the date of the Latest Balance Sheet (i) have arisen only in the ordinary course of business consistent with past practice for goods sold and delivered or services performed and (ii) to the Knowledge of Sellers, are collectible in full at the recorded amounts thereof in the ordinary course of business, net of any allowance for accounts reflected on the Latest Balance Sheet, provided that no representation or warranty is made in this sentence as to the status of Charge-Backs.

                 3.1.27. Inventory. The inventory of the Company included on the Latest Balance Sheet or acquired since the date of the Latest Balance Sheet was acquired and has been maintained in accordance with the regular business practices of the Company, consists of new and unused items of a quality and quantity usable or salable in the ordinary course of the Company's business, consistent with past practices, and are valued at the lower of cost or market value determined on a "first in, first out" basis, net of the reserve for obsolete and slow moving inventory shown on the August Financial Statements. None of such inventory is obsolete, damaged, slow moving, or unusable or unsalable in the ordinary course of the Company's business consistent with past practices.

                 3.1.28. Bank Accounts. Attached hereto as SCHEDULE 3.1.28 is a true, correct and complete list of the names and locations of all banks at which the Company has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto.

                 3.1.29. Prepaid Expenses. All deposits and prepaid items included in the Latest Balance Sheet are properly reflected as prepaid expenses on the Latest Balance Sheet.

                 3.1.30. Business Relationships. No customer of the Company has indicated that it shall stop, or materially decrease the rate of, buying products or services from the Company and no supplier of the Company has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company. There is no existing material dispute between the Company and any customer, supplier, distributor or other contractor of the Company. Except as disclosed on SCHEDULE 3.1.30, the Company has not granted or agreed to provide any sales, trade or product promotion allowances, slotting allowances, rebates or similar product promotions or incentives ("Promotional Commitments") and the Company has no liability or obligation with respect to any of the foregoing.

                 3.1.31. ABSENCE OF UNTRUE STATEMENTS. Neither this Agreement nor any schedule or exhibit hereto, nor any other document, certificate or statement furnished or to be furnished to Buyer by or on behalf of Sellers or the Company in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the Knowledge of Sellers, there is no material fact relating to the condition (financial or otherwise), properties, assets, operations, prospects, results of operations, business or rights of the Company, other than general economic or general business conditions or changes caused by the acquisition by Buyer contemplated hereby, which is reasonably expected to materially adversely affect such condition, properties, assets, operations, prospects, results of operations, business or rights which has not been disclosed to Buyer.

         3.2. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer makes the following representations and warranties to each of Sellers as of the date hereof and, except for changes expressly permitted or contemplated by this Agreement, as of the Closing Date:

                 3.2.1. CORPORATE EXISTENCE AND CORPORATE POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted. True, complete and correct copies of Buyer's Certificate of Incorporation By-Laws, as amended to date, have been delivered to Sellers' Representative.

                 3.2.2. APPROVAL OF AGREEMENT. The execution and delivery of this Agreement and the Escrow Agreement has been duly authorized and approved by the requisite vote of the Board of Directors of Buyer. Pursuant to such authorization and approval, Buyer has full power and authority to enter into this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. This Agreement constitutes, and upon execution thereof the Escrow Agreement will constitute, a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

                 3.2.3. NO BREACH OF STATUTE, DECREE, ORDER OR CONTRACT. Buyer is not in default under or in violation of any applicable law, decree, order, rule, or regulation of any governmental body, any provision of its certificate of incorporation or by-laws, any promissory note, indenture, lease, contract, agreement to which it is a party or by which it is bound; and the execution of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby will not constitute or result in any such default, breach or violation.

         3.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement will survive the Closing Date and will remain in full force and effect thereafter, notwithstanding any investigation or access to information by or on behalf of any party, until December 31, 1997, except that (i) the representations and warranties made by Sellers in Sections 3.1.1, 3.1.2, 3.1.3, and 3.1.5 shall survive without limitation as to time, (ii) the representations and warranties contained in Section 3.1.10 shall survive until the expiration of all applicable statutes of limitations and (iii) the representations and warranties contained in Sections 3.1.23 shall survive until the tenth anniversary of the Closing Date; provided, however, that all such representations and warranties shall survive without time limitation with respect to any inaccuracy therein or breach thereof notice of which shall have been duly given within such applicable period to Sellers in accordance with Section 9.6 hereof.


                                   ARTICLE IV

                                   COVENANTS

         4.1. ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS; CONFIDENTIALITY. (a) During the period commencing on the date hereof and ending on the Closing Date, Sellers shall, and shall cause the Company to, upon reasonable request, afford to Buyer, its counsel, accountants, and other authorized representatives (including the representatives of Buyer's financing sources) reasonable access during normal business hours to the plants, properties, books and records, Tax Returns, contracts, commitments, officers, personnel, and accountants of the Company, in order that Buyer may have the opportunity to make such reasonable investigations as it shall desire to make of the affairs and properties of the Company, including, but not limited to, such environmental audits or tests as Buyer or its financing sources may desire, and to plan for the commencement of its ownership of the Company after the Closing.

                 (b) Buyer agrees that it will hold in confidence all data and information obtained from the Company in connection with this transaction (other than information which is a matter of general public knowledge or which has heretofore been or is hereafter published for public distribution or filed as public information with any governmental authority other than as a result of a breach of this covenant) except that Buyer may provide such data and information to its advisors and to potential financing sources and their advisors which have agreed to keep such information confidential, and will not, and will use its best efforts to ensure that such other Persons do not (other than with respect to financial institutions as required by law), disclose such data and information to others without the prior written consent of Sellers' Representative; except that Buyer may provide such data and information in response to legal process or applicable governmental law or regulations.

         4.2. CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE CLOSING DATE. Sellers agree that, except as specifically permitted, required, or contemplated by this Agreement, or as otherwise consented to or approved in writing by Buyer, during the period commencing on the date hereof and ending on the Closing Date:

                 (a) the business of the Company will be conducted only in the ordinary course of business consistent with past practices:

                 (b) the Company will not amend its certificate or articles of incorporation, by-laws, or other organizational documents;

                 (c) the Company will not issue or agree to issue any additional shares of capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock, or issue any options, warrants, or other rights to acquire any shares of capital stock;

                 (d) Sellers will use, and will cause the Company to use, their reasonable efforts to preserve intact the business and organization of the Company, to keep available the services of its present officers and key employees, and to preserve the goodwill of those Persons having business relationships with the Company;

                 (e) Sellers shall take all necessary action so that the Company will (i) pay accounts payable and other obligations when they become due and payable in the ordinary course of business, (ii) comply in all material respects with all applicable laws, (iii) collect accounts receivable in the ordinary course of business consistent with past practice, and (iv) maintain levels of inventory consistent with past practice;

                 (f) Sellers shall take all necessary action so that the Company will not (i) dispose of or encumber any of its properties or assets, other than the sale of inventory in the ordinary course of business consistent with past practice, (ii) cancel any debts or waive any claims or rights, except in the ordinary course of business consistent with past practice; (iii) grant any increase in the compensation (including employee benefits) of officers or employees, except for increases (A) for non-Seller employees in the ordinary course of business and consistent with past practice, or (B) required by any employment or other agreement, or any pension, profit-sharing or other plan currently in effect; (iv) make any capital expenditure or commitment, other than pursuant to existing commitments; (v) except with respect to endorsement of negotiable instruments in the ordinary course of its business, incur, assume, or guarantee any Indebtedness; (vi) make, change, or revoke any material tax election or enter into or amend any material agreement or settlement with any taxing authority; (vii) pay, discharge, or satisfy any liability or obligation (whether accrued, absolute, contingent, or otherwise), other than the payment, discharge, or satisfaction in the ordinary course of business, of liabilities or obligations (A) shown or reflected on the Latest Balance Sheet, or (B) incurred in the ordinary course of business since the date of the Latest Balance Sheet; (viii) make any material change in any method of accounting or keeping of books of account or accounting practices or principles; (ix) license, dispose of or fail to keep in effect any rights in, to or for the use of any Intellectual Property; (x) amend or terminate any Material Contract or enter into any contract, commitment, lease, or agreement which would constitute a Material Contract; (xi) make any payment, loan, or advance of any amount to or in respect of the sale, transfer, or lease of any properties or assets (whether real, personal or mixed, tangible, or intangible) to, or enter into any agreement, arrangement, or transaction with, any Seller or any Associate of any Seller; (xii) make any payment, loan, or advance to or make an investment in or capital contribution to any Person; (xiii) make any transfer, lease, license, dividend, or distribution to any Seller or any

Associate of any Seller of any assets or rights; (xiv) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all the assets of, or otherwise acquire any business or any corporation, partnership, entity, association, or other business organization or division; (xv) repurchase or redeem or commit to repurchase or redeem, shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock; (xvi) incur any Liability, except in the ordinary course of business consistent with past practices;
(xvii) pay any bonus, or make any advance with respect to a bonus, to any Seller or other employee of the Company; (xviii) grant any person or entity a license or other right to use the name "Bread Shop" or any derivation thereof or any other name under which the Company previously conducted or presently conducts business; (xix) permit the Company to pay any Transaction Expenses or amounts to obtain the consents or approvals required by this Agreement; (xx) pay any Taxes except in the ordinary course of business; or (xxi) agree, whether in writing or otherwise, to do any of the foregoing;

                 (g) Sellers shall use, and shall cause the Company to use, their reasonable best efforts to administer each and every Plan in accordance with the provisions of such Plan and all applicable provisions of the Code and ERISA, and (ii) Sellers have or will file, or caused or will cause to be filed, all Forms 5500 promulgated under ERISA required to be filed for any Plan and correct all other deficiencies in the administration of such Plans;

                 (h) within three (3) days after its availability to Sellers, but not later than twenty (20) days after the close of each month ending prior to the Closing Date, Sellers shall furnish to Buyer an unaudited statement of income and expense reflecting the operations of the Company for such month and an unaudited balance sheet reflecting the assets and liabilities with respect to the Company as at the close of such month (such financial statements to be delivered pursuant to this Section 4.2 shall be prepared in accordance with the Company's current accounting policies and shall be true, correct, and complete);

                 (i) Sellers shall take all necessary action so that the Company shall maintain, repair, manage, and operate (and cause to be maintained, repaired, managed, and operated) the assets owned or leased by the Company in good condition, normal wear and tear and casualty excepted;

                 (j) Sellers shall take all necessary action so that the Company shall comply in all material respects with all applicable statutes, laws, ordinances, building codes, and regulations of any kind or nature of any government or any agency, body, or subdivision thereof pertaining to the use, occupancy, or operation of the Leased Real Estate and shall keep and maintain the Leased Real Estate insured against such risks and in such amounts as existed as of the date of this Agreement, and will maintain in effect their insurance policies, provided, however, that the Company shall be permitted to modify such insurance coverage if such coverage is not materially reduced or restricted;

                 (k) Sellers shall take all necessary action so that the Company shall have repaid the Indebtedness represented by the Seller Notes in full and been released or discharged from all obligations thereunder on the Closing Date;

                 (l) Sellers shall use their reasonable best efforts to satisfy the conditions specified in Sections 5.1 and 5.2 hereof and to consummate the transactions contemplated by this Agreement; and

                 (m) Sellers shall have delivered to Buyer a copy of all environmental audits or assessments or occupational health studies undertaken, after the execution of this Agreement but prior to the Closing, by or on behalf of the Company, or any third Person (other than Buyer) or governmental agencies with respect to the Company's Properties and business and employees.

         4.3. NO SHOPPING. Each Seller agrees that, from the date hereof until the earlier of (a) the Closing, or (b) the termination of this Agreement in accordance with its terms, he or she shall not, and shall not permit any of his or her agents or representatives (including, without limitation, investment bankers, attorneys, and accountants) directly or indirectly, to initiate, solicit, encourage (including by way of example, furnishing any information concerning the business, properties, capital stock, or assets of the Company or engaging in any discussions relating thereto), or entertain any proposals for the purpose or with the intention or reasonably foreseeable effect of leading to, or enter into any commitment or agreement concerning, any sale, merger, consolidation, or other business combination involving the Company or any sale or disposition of any part of the business or assets of the Company, (other than the sale of inventory in the ordinary course of business), or any sale, exchange, or issuance of any stock of the Company, or any similar transaction, or enter into any agreement or become subject to any commitment providing for or relating to any such transaction.

         4.4. TERMINATION OF AFFILIATE AGREEMENTS. Effective as of the Closing, all agreements between the Company and any of Sellers or any of their Associates (the "Affiliate Agreements") shall be terminated and shall thereafter be of no further force or effect.

         4.5. NOTICE OF DEVELOPMENTS. Each party hereto shall give prompt notice to the others of any development causing an inaccuracy of any of the representations or a breach of any of the warranties of that party contained in
Section 3.1 or 3.2 hereof or constituting a breach of such party's obligations hereunder.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The respective obligations of Buyer and Sellers hereunder are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

                 (a) No Injunction. At the Closing Date, there shall be no action, proceeding, injunction, order, or decree of any nature of any court or governmental agency or body of competent jurisdiction that is pending or in effect that challenges, restrains, or prohibits the consummation of the purchase by Buyer of the Common Stock.

                 (b) Regulatory Authorizations. All consents, approvals, authorizations, and orders of Governmental Authorities shall have been obtained
(A) which are necessary to consummate the transactions contemplated by this Agreement, (B) which if not obtained would be reasonably likely to subject Buyer and Sellers, the Company, or any officer, director, or agent of any such Person to civil or criminal liability or could render the purchase by Buyer of the Common Stock void or voidable.

         5.2. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

                 (a) Accuracy of Representations and Warranties. The representations and warranties of Sellers contained herein shall be true and correct in all material respects.

                 (b) Performance of Agreement. Each Seller shall have performed, in all material respects, all obligations and agreements, and complied, in all material respects, with all covenants and conditions, contained in this Agreement to be performed or complied with by it or them prior to or at the Closing Date.

                 (c) Sellers' Closing Certificate. Buyer shall have received a certificate (which shall state that it may be relied upon by the Persons providing financing to Buyer) of Sellers, dated the Closing Date, executed by Sellers to the effect that the conditions specified in paragraphs
(a), (b), (d), (f), (g), (h), and (j) of this Section 5.2 have been fulfilled.

                 (d) Purchase of all Common Stock. Simultaneously with the Closing, Sellers shall have transferred to Buyer all the Common Stock and good title thereto, free and clear of any Lien.

                 (e) Opinion of Counsel. Buyer shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel to Sellers, opinions (which shall state that they may be relied upon by the Persons providing financing to Buyer) dated the Closing Date in the form attached hereto as EXHIBIT B.

                 (f) Release of Liens. None of the assets of the Company shall be subject to any Liens other than Permitted Encumbrances.

                 (g) Third Party Consents. Sellers shall have obtained all requisite consents, approvals and authorizations of, and made all requisite filings with, all third Persons which are necessary to be obtained or made to consummate the transactions contemplated by this Agreement without causing a conflict with, resulting in a breach or default (or an event which might, with the passage of time, the giving of notice or both, constitute a default) under, giving rise to the termination or right of termination of or acceleration or right of acceleration of the Company's obligations under or otherwise having an adverse effect on the Company or its rights under, any Material contract, including, but not limited to, the leases for the Leased Real Estate. Each of the foregoing must be free from restrictions on the Company, its business and its assets not applicable to the Company, its business and its assets prior to the date hereof.

                 (h) Permits. Sellers shall have taken all action necessary to insure that the Permits listed in SCHEDULE 3.1.14 shall remain in full force and effect following the Closing on the same terms and conditions that were applicable to such Permits prior to the Closing.

                 (i) Good Standing and Other Certificates and Documents. Sellers shall have delivered to Buyer (i) copies of the charter of the Company including all amendments thereto, in each case certified by the Secretary of State of the State of California within ten (10) days of the Closing Date, (ii) a certificate from the Secretary of State of the State of California to the effect that the Company is in good standing or subsisting in such jurisdiction and listing all documents filed by the Company, (iii) a certificate from the Secretary of State or other appropriate official in each state in which the Company is qualified to do business to the effect that the Company is in good standing in such state, (iv) a copy of the by-laws of the Company, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date, (v) releases and other documents evidencing the payment, satisfaction, or discharge of the Indebtedness other than Assumed Obligations, and (vi) such other closing documents as may be reasonably requested by Buyer.

                 (j) No Material Adverse Change. No change in the business, operations, results of operations, condition (financial or otherwise), properties (including intangible properties), market value, assets (including intangible assets), prospects, rights, or liabilities of the Company shall have occurred since the date hereof which individually or collectively with other changes relating to the Company shall result in, or be reasonably expected to result in, a Material Adverse Effect.

                 (k) Environmental Audits. Buyer and the Company shall have received such environmental reports regarding the properties and operations of the Company as it or its financing sources shall have required, and the results of such reports shall be satisfactory to Buyer and its financing sources in their sole discretion. Satisfaction of this closing condition shall not constitute a waiver of any breach of any representation or warranty contained herein.

                 (l) Escrow Agreement. Buyer, Sellers, and the Escrow Agent shall have executed and delivered the Escrow Agreement.

                 (m) Spousal Waivers. Each Seller shall have delivered to Buyer a written waiver from such Seller's spouse waiving all of his or her rights in the Common Stock owned by such Seller (i) that is a natural person, in the form attached hereto as EXHIBIT C-1, and (ii) that is a trust, in the form attached hereto as EXHIBIT C-2.

                 (n) FIRPTA Certificates. Each Seller shall have delivered to Buyer a written certification in accordance with Section 1445 of the Code certifying that such Seller is not a person subject to withholding under Section 1445 of the Code.

                 (o) Noncompetition Agreements. Each Seller shall have executed and delivered a Noncompetition Agreement, in the form attached hereto as EXHIBIT D.

                 (p) Financing. Buyer shall have obtained all debt and equity financing necessary to consummate the purchase of the Common Stock, on terms and in amounts satisfactory to the Buyer.

                 (q) Resignations. Sellers shall have delivered to Purchaser (i) the written resignations of all of the directors of the Company and all plan fiduciaries of the Plans and (ii) the written resignation as an officer or employee of each Seller that is an officer or employee of the Company.

                 (r) Releases. Each of Sellers shall have executed and delivered to Buyer and the Company a Release in the form attached hereto as EXHIBIT E.

                 (s) Honey Dealer Release. Sellers shall have delivered to Buyer a release from Jim Robertson (the "Honey Dealer"), in form and substance acceptable to Buyer, releasing all claims that the Honey Dealer may have against the Company as of the Closing Date other than the accounts payable shown on the books of the Company as of the Closing Date.

                 (t) Representation Letters. Sellers shall have delivered to Buyer such representation letters from Sellers and the Company's outside accountants as Deloitte & Touche may reasonably request.

                 (u) Proceedings. All corporate and other proceedings of Sellers that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory in substance and form to Buyer and its counsel, and Buyer and its counsel shall have received all documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                 (v) Promotional Commitments. Sellers shall have delivered to Buyer a schedule of all written and verbal Promotional Commitments entered into or granted by the Company between the date of this Agreement and the Closing Date, certified by an officer of the Company.

         5.3. CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLERS. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions:

                 (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects.

                 (b) Performance of Agreements. Buyer shall have performed, in all material respects, all obligations and agreements, and complied, in all material respects, with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

                 (c) Buyer's Closing Certificate. Sellers shall have received a certificate of Buyer, dated the Closing Date, executed on behalf of Buyer by its President or any Vice

President, to the effect that the conditions specified in paragraphs (a) and
(b) above have been fulfilled.

                 (d) Purchase Price. Buyer shall have paid the Purchase Price as provided by this Agreement.

                 (e) Escrow Agreement. Buyer, Sellers and the Escrow Agent shall have executed and delivered the Escrow Agreement.

                 (f) Good Standing and Other Certificates and Documents. Buyer shall have delivered to Sellers Representative (i) copies of the charter of Buyer, including all amendments thereto, certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date, (ii) a certificate from the Secretary of State of the State of Delaware to the effect that Buyer is in good standing in such jurisdiction and (iii) a copy of the by-laws of Buyer, certified by the Secretary of Buyer as being true and correct and in effect on the Closing Date.

                 (g) Opinion of Counsel. Sellers shall have received from counsel to Buyer an opinion dated the Closing Date in the form attached hereto as EXHIBIT F.

                 (h) Proceedings. All corporate and other proceedings of Buyer that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory in substance and form to Sellers and their counsel, and Sellers and their counsel shall have received all documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.


                                   ARTICLE VI

                                INDEMNIFICATION

         6.1. INDEMNIFICATION. (a) Buyer hereby agrees to indemnify, defend, and hold Sellers, its officers, directors and shareholders harmless from and against and in respect of any and all Damages that any of them suffers, sustains, incurs or becomes subject to arising out of or due to any breach of any representation or warranty, or breach of covenant on the part of Buyer contained in this Agreement.

                 (b) Subject to the limitations and other provisions set forth in Section 6.2, Sellers agree to indemnify, defend and hold Buyer, its officers, directors and shareholders harmless from all Damages that any of them suffers, sustains, incurs or becomes subject to arising out of or due to:

                          (i) any inaccuracy of any representation or the breach of any warranty, covenant, undertaking, or other agreement of Sellers contained in this Agreement or in any certificate, agreement or representation letter delivered or executed by Sellers in connection herewith;

                          (ii) any Indebtedness of the Company, other than Assumed Obligations;

                          (iii) Taxes due from the Company, or with respect to assets owned or used by the Company, applicable to or arising from any period on or prior to the Closing Date, including, but not limited to, any fiscal year of the Company that commenced prior to the Closing Date and ends on or after the Closing Date (the "Straddle Year"), but, with respect to the Straddle Year, only to the extent that the amount of such Taxes for the Straddle Year exceeds the amount of Taxes accrued or reserved for on the Latest Balance Sheet plus the amount of taxes accrued or reserved for by the Company after the date of the Latest Balance Sheet and through the Closing Date, consistent with the past practices of the Company; and

                          (iv) (A) the presence, disposal, spillage, discharge, transportation, emission, leakage, release or threatened release ("Presence or Release"), on or prior to the Closing Date, of any Hazardous Substances which is at, in, on, under, about, from or affecting any property owned or leased by the Company on the Closing Date or at any time prior thereto or in which the Company has or had an interest, regardless of when the Presence or Release is discovered,
         (B) the offsite treatment, storage or disposal of any such Hazardous Substance, (C) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Presence or Release, (D) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Presence or Release, or (E) any violation or alleged violation of any Environmental Law by the Company at any time on or prior to the Closing Date.

         6.2.    LIMITATIONS ON LIABILITY.

                 (a) Sellers shall be obligated to indemnify Buyer for all Damages resulting from inaccuracies of the representations or breaches of the warranties set forth in Section 3.1 (other than Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, and 3.1.20) to the extent that the aggregate amount of Damages therefor exceeds $50,000, provided, that in the event that the aggregate amount of such Damages resulting from such breaches shall exceed such amount, Sellers shall be obligated to indemnify Buyer to the full extent of such Damages.

                 (b) Sellers shall be obligated to indemnify Buyer for Damages resulting from inaccuracies of the representations and breaches of the warranties set forth in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, and 3.1.20 without regard to any threshold amount. Except as limited by paragraphs (c) and (e) below, with respect to indemnification claims under this Agreement, Buyer may, at its election, proceed against the funds held by the Escrow Agent under the Escrow Agreement or directly against Sellers.

                 (c) Notwithstanding anything to the contrary contained herein, (i) any indemnification claims of Buyer for Damages arising out of a breach of the representations and warranties contained in Section 3.1 or in any certificate, agreement or representation letter delivered or executed by Sellers in connection herewith (other than Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, 3.1.10, 3.1.20 and 3.1.23 of this Agreement or any similar provisions contained in any such certificate, agreement or representation letter), (ii) any indemnification claims of Buyer for Damages arising under Section 6.1(b) (iii) or as a result of a breach of the representation in Section 3.1.10, in each case resulting from the disallowance or proposed disallowance of any deductions taken by the Company, for federal income tax purposes, on the grounds that such deductions were not ordinary and necessary business expenses or that the amounts of such deductions were not reasonable and (iii) any indemnification claims of Buyer arising out of a breach of the covenants of Sellers contained in Article IV (other than Section 4.4), shall be satisfied exclusively from the funds held by the Escrow Agent under the Escrow Agreement, other than, in each of (i), (ii) and (iii) above, Damages for such indemnification claims arising from a willful breach of this Agreement or actual fraud by any Seller.

                 (d) Buyer's indemnification claims for expenses incurred in defending any assessments for additional federal income Taxes against the Company resulting from the disallowance or proposed disallowance of any deduction taken by the Company, for federal income tax purposes, on the grounds that such deductions were not ordinary and necessary business expenses or that the amounts of such deductions were not reasonable (but not indemnification claims for such assessment, or interest or penalties with respect thereto) shall be limited to fifty percent (50%) of such expenses, up to a maximum amount of indemnification claims with respect to such expenses of $100,000.

                 (e) Notice of indemnification claims of Buyer with respect to the matters specifically identified below may not be given by Buyer to Sellers' Representative after the following dates or times:

                          (i) December 31, 1997 with respect to claims for breaches of the representations and warranties set forth in Section
         3.1 (other than Sections 3.1.1, 3.1.2, 3.1.3, 3.1.5, 3. 1. 1 0 and
         3.1.23) or breaches of the covenants contained in Article IV (other than Section 4.4);

                          (ii) December 31, 1997 with respect to claims under Section 6.1(b)(ii);

                          (iii) the expiration of all applicable statutes of limitations with respect to (A) claims for breaches of the representations and warranties set forth in Section 3.1.10 or (B) claims under Section 6.1(b)(iii); and

                          (iv) the tenth anniversary of the Closing Date with respect to (A) claims for breaches of the representations and warranties set forth in Section 3.1.23 or (B) claims under Section 6.1(b)(iv);

provided, however, that notwithstanding the foregoing, Buyer may pursue an indemnification claim referred to above if notice of such claim or potential claim was given to Sellers' Representative prior to such applicable date or time. Other claims for indemnification may be given by Buyer at any time.

                 (f) The liability of each Seller hereunder, except for Myers, Damon and Williams, shall be limited to an amount equal to the Purchase Price received by such Seller, except that the liability of Goodell hereunder shall be limited to an amount equal to the Purchase Price received by the Goodell Trust, and the aggregate liability of the Sellers hereunder shall be limited to an amount equal to the Purchase Price.

                 (g) Except for indemnification claims arising from a willful breach of this Agreement or actual fraud by any Seller, each Seller's liability with respect to any indemnification claim under Section 6.1 shall be limited to his or her pro rata share of any Damages with respect to such indemnification claim. Each Seller's pro rata share of such Damages shall be equal to the aggregate amount of such Damages multiplied by a fraction, the numerator of which the number of shares of Common Stock owned by such Seller immediately prior to the Closing and the denominator, of which is the aggregate number of shares of Common Stock owned by all Sellers immediately prior to the Closing. For purposes of calculating the pro rata share of Myers, Damon, Williams and Goodell pursuant to the foregoing, shares of Common Stock owned by the Myers Trust, the Damon Trust, the Williams Trust and the Goodell Trust shall be deemed to be owned by Myers, Damon, Williams and Goodell, respectively. Each Seller shall be jointly and severally liable for indemnification claims arising from any willful breach of this Agreement or actual fraud by any Seller.

         6.3 PROCEDURES FOR DEFENDING CLAIMS. (a) Upon receipt by a party (the "Indemnified Party") of notice of any action, suit, proceeding, claim, demand, or assessment from a third Person (an "Action") which may give rise to a claim for indemnification from the other party (the "Indemnifying Party"), the Indemnified Party shall give prompt, written notice thereof to the Indemnifying Party indicating the nature of such claims and the basis therefor, provided that the failure to give such notice shall not be a condition to the indemnification obligations hereunder except to the extent that such failure has substantially prejudiced the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of any such action or claim. If the Indemnifying Party acknowledges in writing its obligation to indemnify fully the Indemnified Party (without regard to any limitations on liability provided for herein) and such Action involves claims solely for monetary damages, the Indemnifying Party shall be entitled to assume and control such defense at its expense with such counsel as such party may reasonably choose. The Indemnified Party shall be entitled to participate therein at its own expense after such assumption. Upon assuming such defense, the Indemnifying Party shall agree to be fully responsible for (without regard to any limitations on liability provided for herein), and to pay, the entire amount of any monetary judgment or settlement, and shall have full rights to enter into any compromise or settlement which is dispositive of the matters involved. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement which commits the Indemnified Party or the Company to take, or to forbear to take, any action other than payment of money or compromise the ability of the Indemnified Party or the Company to take any action in the future.

                 (b) With respect to claims or actions to which (i) the Indemnifying Party does not have the right to assume the defense, or (ii) it shall not have exercised such right within twenty-eight (28) days after notice, the Indemnified Party shall assume and control the defense of and contest such action with such counsel as the Indemnified Party may reasonably choose. In such event, the Indemnified Party shall have the rights to indemnification set forth herein. The Indemnified Party shall have full rights to dispose of such Action and enter into any compromise or settlement, provided that such compromise or settlement shall not be entered into in bad faith.

                 (c) Both the Indemnified Party and the Indemnifying Party shall cooperate with one another in good faith in connection with the defense, compromise, or settlement of any

Action or other claim. Neither the Indemnified Party nor the Indemnifying Party shall dispose, compromise, or settle any Action or other claim in bad faith.

                 (d) The Indemnifying Party shall not, except with the consent of the Indemnified Party, (i) enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties and the Company which are the subject of such claim an unconditional release from all liability with respect to such claim, or (ii) consent to entry of any judgment.

                 (e) Buyer will afford, and cause the Company to afford, to Sellers, their counsel, and their accountants, during normal business hours, reasonable access to the books, records, and other data of the Company with respect to periods prior to the Closing, to the extent that such access may be reasonably required by Sellers to facilitate the investigation, litigation, and final disposition of any claims for indemnity or otherwise which may have been or may be made against Sellers in connection with the transactions contemplated hereby or with the Company, and each Seller will afford, and cause its Affiliates to afford, to Buyer, its counsel, and its accountants, during normal business hours, reasonable access to the books, records, and other data of such Seller and Affiliates of Sellers with respect to periods prior to the Closing, to the extent that such access may be reasonably required by Buyer to facilitate the investigation, litigation, and final disposition of any claims for indemnity or otherwise which may have been or may be made against Buyer or the Company.


                                  ARTICLE VII

                                  TERMINATION

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                 (a)      By the written agreement of Sellers and Buyer;

                 (b) by Sellers' Representative in the event the Closing has not occurred on or prior to October 31, 1996, unless the failure of such consummation shall be due to Sellers' material breach of a representation or warranty contained herein or the failure of Sellers to comply in all material respects with the agreements and covenants contained herein to be performed by Sellers on or before October 31, 1996;

                 (c) by Buyer in the event the Closing has not occurred on or prior to October 31, 1996, unless the failure of such consummation shall be due to Buyer's material breach of a representation or warranty contained herein or the failure of Buyer to comply in all material respects with the agreements and covenants contained herein to be performed by such party on or before October 31, 1996; or

                 (d) By either Buyer or Sellers' Representative if (i) the representations and warranties of Sellers or Buyer, respectively, shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made, (ii) Sellers or Buyer, respectively, shall have failed to perform and comply with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such parties prior to the time of such termination and such failure to perform or comply shall be incurable or shall not have been cured within a reasonable period of time but not less than ten
(10) days in duration following notice of such failure, provided that the terminating party shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such terminating party prior to such time, or
(iii) any event shall have occurred or any fact or condition shall exist that shall have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence of such event or existence of such fact or condition shall be due to the failure of the party seeking to terminate this Agreement or any of its Affiliates to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by such party or any of its Affiliates prior to the Closing.

         7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, this Agreement shall become void and have no effect, without any liability on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders, or Affiliates, except as specified in
Section 9.2. Notwithstanding this Article VII and Section 9.14, any confidentiality and nondisclosure agreements entered into by the parties to this Agreement prior to the Closing shall survive the termination of this Agreement.


                                  ARTICLE VIII

                                  DEFINITIONS

         The terms defined in this Article VIII, whenever used in this Agreement (including the Schedules) shall have the respective meanings indicated below for all purposes of this Agreement.

                 "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, including but not limited to, a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

                 "Affiliate Agreements" has the meaning set forth in Section
         4.4.

                 "Agreement" means this Stock Purchase Agreement, including the Schedules and Exhibits.

                 "Associate" of a Person means (i) an Affiliate of such Person,
         (ii) a relative or spouse of such Person, or a relative of such spouse, or (iii) any trust or other estate in which such Person (or any relative or spouse of such Person, or a relative of such spouse) has a substantial beneficial interest or as to which such Person (or any relative or spouse of such Person, or a relative of such spouse) serves as trustee or in a similar fiduciary capacity.

                 "Assumed Obligations" means (i) Liabilities under that certain Real Estate Lease dated as of April 1, 1995 between the Company and Steve T. Walsh and Esther E. Walsh, as amended, and (ii) Liabilities arising under the Material Contracts listed on SCHEDULE 3.1.12 and any contracts or agreements of the Company that are not listed on SCHEDULE
         3.1.12 because such contract or agreement is not described in Section 3.1.12, in each case, except to the extent such Liabilities arise prior to the Closing Date as a result of a breach or violation of any such agreements.

                 "August Financial Statements" has the meaning set forth in "Financial Statements."

                 "Bonuses" has the meaning set forth in Section 2.2.

                 "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday on which banks are closed under the laws of California.

                 "Buyer" has the meaning set forth in the lead-in to this Agreement.

                 "CERCLA" has the meaning set forth in Section 3.1.23.

                 "Charge-Backs" has the meaning set forth in Section 3.1.7.

                 "Closing" has the meaning set forth in Section 2.1.

                 "Closing Balance Sheet" has the meaning set forth in Section
         1.4

                 "Closing Date" has the meaning set forth in Section 2.1.

                 "Closing Income Statement" means the statement of income of the Company for the Interim period prepared by Buyer in accordance with GAAP.

                 "COBRA" means the Comprehensive Omnibus Budget Reconciliation Act of 1987, as amended.

                 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "Common Stock" has the meaning set forth in the Recitals to this Agreement.

                 "Company" means The Bread Shop, a California corporation.

                 "Company's Properties" means all real or personal property, including fixtures, presently or previously owned or leased or otherwise occupied or operated by the Company, including, but not limited to, the Leased Real Estate.

                 "Company Transaction Costs" has the meaning set forth in
         Section 9.2.

                 "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                 "Damages" means any and all claims, liabilities, losses, fines, damages, costs, deficiencies, amounts paid in settlement and expenses (including, but not limited to, expenses of investigation, attorney's fees, witness fees, court costs and disbursements of counsel and other professionals, interest and penalties).

                 "Damon" means Jon Damon.

                 "Damon Trust" mean the Damon Charitable Remainder Trust.

                 "Defaulting Party" has the meaning set forth in Section 9.2.

                 "Dispute Letter" has the meaning set forth in Section 1.4.

                 "Draft Closing Balance Sheet" has the meaning set forth in
         Section 1.4.

                 "Environmental Laws" means all laws, statutes, rules, regulations and court decisions relating to environmental, safety, or health matters, including, but not limited to, those relating to the release or threatened release of Hazardous Substances and the generation, use, storage, transportation, or disposal of Hazardous Substances in any manner applicable to the Company or its assets.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                 "Escrow Agent" has the meaning set forth in Section 1.3.

                 "Escrow Agreement" has the meaning set forth in Section 1.3.

                 "Escrow Amount" has the meaning set forth in Section 1.3.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "FDA" has the meaning set forth in Section 3.1.15.

                 "Financial Statements" means the balance sheets of the Company as of October 28, 1994 and October 27, 1995 and the related statements of income, shareholders' equity and cash flow (and the footnotes thereto) of the Company for the years ending October 28, 1994 and October 27, 1995 (collectively, the "Year-End Financial Statements") and the balance sheet of the Company as of August 23, 1996 and the related statements of income, shareholders' equity and cash flow of the Company for the period from October 28, 1995 through August 23, 1996 (the "August Financial Statements").

                 "GAAP" means United States generally accepted accounting principles, consistently applied.

                 "Goodell" means Deborah Goodell.

                 "Goodell Trust" means the Goodell Charitable Remainder Trust.

                 "Governmental Authorities" means all federal, state and local governmental departments, offices, agencies and authorities.

                 "Hazardous Substances" means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "medical waste," "toxic pollutants," "contaminants," "toxic substances," or words of similar import under any applicable Environmental Law, (b) any oil, petroleum, petroleum product or petroleum derived substance, any flammable substances or explosives, or any radioactive materials, (c) asbestos and asbestos-containing materials in any form which is or could become friable, (d) radon gas, urea, formaldehyde, foam insulation, dielectric fluid, and polychlorinated biphenyls, and (e) any other chemical, material or substance which is prohibited, limited, or regulated by any Governmental Authority.

                 "Indebtedness" means (i) all obligations of any of the Company for borrowed money, whether current or funded, secured or unsecured,
         (ii) all obligations of the Company for the deferred purchase price of any property or services, (iii) all obligations of the Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of a default may be limited to repossession or sale of such property), (iv) all obligations of the Company secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which the Company is liable as lessee, (vi) any obligation of the Company in respect of bankers' acceptances or letters of credit, (vii) any obligations secured by liens on property acquired by the Company, whether or not such obligations were assumed by the Company at the time of acquisition of such property, (viii) all obligations of a type referred to in clause (i), (ii), (iii), (iv), (v), (vi), or (vii) above which is directly or indirectly guaranteed by the Company or which any of them has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a credit against loss, (ix) any accrued and unpaid interest or other charges on any of the foregoing obligations, (x) present, future, or contingent payment obligations under

         (A) any phantom stock or similar appreciation rights, plan, or agreement, (B) any consulting, deferred pay-out, compensation or other similar arrangement with any former or present employee or stockholder (or any Associate of such employee or stockholder) of the Company, or
         (C) any non-competition agreement, (xi) deferred taxes, and (xii) all other forms of obligations except trade accounts payable and accrued expenses incurred in the ordinary course of business of the Company.

                 "Indemnified Party" has the meaning set forth in Section 6.4.

                 "Indemnifying Party" has the meaning set forth in Section 6.4.

                 "Independent Auditor" has the meaning set forth in Section 1.4.

                 "Intellectual Property" means trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, patents and patent applications, and inventions, processes, designs, formulae, trade secrets, know- how, confidential information, and all similar intellectual property rights, and licenses of any of the foregoing.

                 "Interim Period" has the meaning set forth in Section 2.2.

                 "IRS" means the Internal Revenue Service.

                 "Knowledge of Sellers" means and assumes that (a) Sellers have made due and diligent inquiry as to the matters that are the subject of such representation and warranty, and (b) knowledge of Damon, Goodell, Myers and Williams of the Company is imputed to all Sellers.

                 "Latest Balance Sheet" means the unaudited balance sheet of the Company at August 23, 1996.

                 "Leased Real Estate" has the meaning set forth in Section
         3.1.11.

                 "Lien" means any mortgage, trust deed, pledge, security interest, encumbrance, lien, claim, charge or encumbrance of any kind.

                 "Liabilities" has the meaning set forth in Section 3.1.8.

                 "Material Adverse Effect" means any individual event, occurrence, fact, condition, change, or effect, or group thereof, that is or are materially adverse to the business, operations, results of operations, condition (financial or otherwise), properties (including intangible properties), market value, prospects, or liabilities of the Company, taken as a whole.

                 "Material Contracts" has the meaning set forth in Section
         3.1.12.

                 "Myers" means Paul Myers.

                 "Myers Trust" means the Myers Charitable Remainder Trust.

                 "Net Amount" has the meaning set forth in Section 1.2.

                 "Non-Defaulting Party" has the meaning set forth in Section
         9.2.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Permits" means all permits, licenses, orders, approvals, exemptions, certificates, registrations, variances and other authorizations from all Governmental Authorities.

                 "Permitted Encumbrances" means (a) Liens securing real estate taxes, special assessments, or the claims or demands of materialmen, mechanics, carriers, warehousemen and landlords, provided that the payment thereof is not past due or delinquent; (b) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security, and other similar laws; and (c) building and zoning ordinances and regulations, provided that the Company and its assets are in substantial compliance therewith.

                 "Person" means any individual, business corporation, municipal or not-for profit corporation, limited liability company or partnership, trust, general or limited partnership, joint venture, unincorporated association, joint stock company, or other entity or organization of any kind, and any governmental entity, including an agency or political subdivision thereof.

                 "Plan" has the meaning set forth in Section 3.1.18.

                 "Presence or Release" has the meaning set forth in Section 6.1.

                 "Products" has the meaning set forth in Section 3.1.15.

                 "Promotional Commitments" has the meaning set forth in Section 3.1.30.

                 "Purchase Price" has the meaning set forth in Section 1.2.

                 "RCRA" has the meaning set forth in Section 3.1.23.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Seller Notes" has the meaning set forth in Section 3.1.8.

                 "Sellers" has the meaning set forth in the lead-in to this Agreement.

                 "Sellers' Representative" means Paul Myers, acting hereunder on behalf of all Sellers.

                 "Stock Redemption Agreement" means that certain Stock Redemption Agreement dated on or about February 13, 1991 by and between Damon, Myers, Williams, Deborah Goodell and the Company, as amended.

                 "Straddle Year" has the meaning set forth in Section 6.1.

                 "Subsidiaries" means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests of such corporation or other Person.

                 "Tax Returns" shall mean all returns, amended returns, declarations, reports, statements, information statements, declarations of estimated tax, backup withholding returns or reports, and other documents required to be filed in respect of Taxes.

                 "Taxes" shall mean all U.S. federal, U.S. state, U.S. local, and foreign taxes, customs, duties, fees, levies, assessments or charges of any kind whatever, including, without limitation, income, alternative minimum income, franchise, profits, windfall profits, gross receipts, excise, sales, use, license, lease, service, service use, transaction, occupation, severance, stamp, premiums, energy, environmental, withholding, payroll, employment, unemployment, Social Security, worker's compensation, ad valorem, real or personal property, and capital taxes, and any interest, penalties, additions to tax or other additional amounts with respect thereto.

                 "Transaction Expenses" has the meaning set forth in Section
         9.2.

                 "USDA" has the meaning set forth in Section 3.1.15.

                 "Williams" means Katie Williams.

                 "Williams Trust" means the Williams Charitable Remainder
         Trust.

                 "Working Capital" has the meaning set forth in Section 1.4.

                 "Year-End Financial Statements" has the meaning set forth in "Financial Statements."

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 PARTIES IN INTEREST. Except for Indemnified Parties for purposes of Article VI hereof, this Agreement is not made for the benefit of any Person other than Sellers and Buyer (and their respective successors and assigns), and no Person (other than Sellers and Buyer and their respective successors and assigns) shall acquire or have any right under or by virtue of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. The rights and obligations of the parties hereto shall be binding upon and inure to the benefit of their respective successors and assigns.

         9.2 EXPENSES. (a) Except as set forth below in this Section 9.2, Sellers, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs, and fees (including attorneys', auditors', and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution, and delivery of this Agreement, and compliance herewith (the "Transaction Expenses"), whether or not the transactions contemplated hereby shall be consummated, provided that in the event of termination of this Agreement pursuant to Section 7.1 by one party (the "Non-Defaulting Party") by reason of the breaches of the other party (the "Defaulting Party"), the Defaulting Party shall pay the Non-Defaulting Party all reasonable Transaction Expenses incurred by such Non-Defaulting Party and such payment shall constitute the Non-Defaulting Party's exclusive remedy for such breaches by the Defaulting Party. In addition, Sellers shall bear the costs and expenses of the Company incurred prior to the Closing in connection with the sale of the Company, including but not limited to the transactions contemplated hereby and actions taken in contemplation thereof ("Company Transaction Costs"); provided, however, that the Company may pay Company Transaction Costs at or prior to the Closing if the Company delivers to Buyer a copy of the invoices with respect to such Company Transaction costs at or prior to the Closing and the aggregate amount to be paid to Sellers at the Closing is reduced by the aggregate amount of such Company Transaction Costs.

                 (b) Sellers shall be responsible for the payment of any federal, state or local transfer taxes which may become payable as a result of the transactions contemplated in this Agreement even if such taxes are levied against Buyer or the Company.

         9.3 Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation, and effect, by the internal laws of the State of California, without giving effect to the conflict of laws rules thereof.

         9.4 WAIVER. At any time prior to the Closing Date, Sellers and Buyer may extend the time for the performance of or waive compliance with any of the obligations or other acts of any other party hereto contained herein or waive any inaccuracies in the representations or warranties of any other party hereto contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Sellers' Representative and Buyer. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended by the written agreement of Sellers' Representative and Buyer. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto with respect to any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such instrument.

         9.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

         9.6 NOTICES. All communications provided for hereunder or desired to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered in person, (b) three (3) Business Days after deposit in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, (c) one business day after deposit with a reputable overnight courier service, with proper charges prepaid, or (d) when both telecopied to such person and deposited in the United States mail, first class, with proper postage paid:

                 (a) if to Sellers, addressed to the addresses set forth on Schedule 1 to this Agreement; and

                 (b)      if to Buyer, addressed to:

                          TBS Acquisition Corporation
                          c/o Intrepid Food Holdings, Inc.
                          135 South LaSalle Street
                          Suite 3800
                          Chicago, Illinois 60603
                          Attn: William R. Voss

or at such other place or places or to such other Person or Persons as shall be designated in writing by any party hereto in a notice to the others given in the manner hereinabove provided.

         9.7 RELEASE. Each Seller hereby irrevocably waives and releases any and all rights to indemnification (whether by law, contract, charter, bylaws or otherwise) by the Company relating to actions or omissions on or prior to the Closing Date.

         9.8 FURTHER COOPERATION. At any time and from time to time, each party shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as any other party may reasonably request in order to further effect the purposes of this Agreement.

         9.9 SELLERS' REPRESENTATIVE. Each of Sellers agrees that actions (including, but not limited to, waivers and consents to amendments) or omissions to act hereunder by Sellers' Representative, whether before or after the Closing, shall be binding upon and enforceable against each of Sellers.

         9.10 KNOWLEDGE. (a) Buyer's knowledge prior to the Closing of any inaccuracy or breach of any representation, warranty or covenant made or to be performed by Sellers set forth in this Agreement (i) shall not in any way limit or affect any of Buyer's rights or remedies under this Agreement, (ii) shall not in any way limit or affect Buyer's right to recover under Section 6.1 hereof and (iii) shall not be deemed a waiver of any condition contained in
Section 5.2 hereof.

                 (b) Sellers' knowledge prior to the Closing of any inaccuracy or breach of any representation, warranty or covenant made or to be performed by Buyer set forth in this Agreement (i) shall not in any way limit or affect any of Sellers' rights or remedies under this Agreement, (ii) shall not in any way limit or affect Sellers' right to recover under Section 6.1 hereof and (iii) shall not be deemed a waiver of any condition contained in
Section 5.3 hereof.

         9.11 CONFIDENTIALITY OF COMPANY INFORMATION. It is understood that Sellers may have confidential information concerning the Company which, if known to competitors thereof, may damage the Company. Sellers agree that from and after the Closing Date, Sellers will not divulge to any third party any confidential information possessed or obtained by Sellers concerning the Company.

         9.12 REPRESENTATION LETTERS. Upon the request of Buyer after the Closing, Sellers shall deliver, and shall cause the Company's outside accountants prior to the Closing to deliver, all such representation letters, certificates, acknowledgments, consents and other documents and information that are customarily given to or used by independent accountants in the course of the preparation of audited official statements, as Buyer or Buyers' accountant may request.

         9.13 ENTIRE AGREEMENT. This Agreement, the Escrow Agreement, and the other documents and writings referred to herein or therein or delivered pursuant to this Agreement and the Escrow Agreement contain the entire understanding of the parties with respect to the subject matter. This Agreement supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         9.14 AMENDMENTS AND MODIFICATIONS. This Agreement may not be amended, altered or modified except through a written instrument signed by all of the parties that sets forth the terms of such amendment, alteration or modification.

         9.15 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.16 RULES OF CONSTRUCTION. The following provisions shall be applied wherever appropriate herein:

                 (a) "herein," "hereby," "hereunder," "hereof," and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

                 (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

                 (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

                 (d) unless otherwise provided herein, any determinations or reports hereunder which require the application of accounting concepts or principles shall be made or prepared in accordance with GAAP;

                 (e) all accounting terms not specifically defined herein, shall be construed in accordance with GAAP;

                 (f) neither this Agreement nor any other agreement, document, or instrument referred to herein or executed and delivered in connection herewith shall be construed against any party as the principal draftsperson hereof or thereof;

                 (g) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall be considered citations to such statutes, regulations, or provisions as in effect from time to time, including any successor statutes, regulations, or provisions directly or indirectly superseding such statutes, regulations, or provisions;

                 (h) any references herein to a particular Section, Article, Exhibit, or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and

                 (i) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.

         9.17 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

         9.18 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                                 * * * * * * *

         The parties hereto have caused this Agreement to be executed on the day and year first above written.

                                  TBS ACQUISITION CORPORATION

                                  By:       /S/ William R. Voss
                                          -----------------------------------
                                            President
                                          -----------------------------------

                                    /S/ Paul Myers
                                  -------------------------------------------
                                  PAUL MYERS

                                     /S/ Jon Damon
                                  -------------------------------------------
                                  JON DAMON

                                    /S/ Katie Williams
                                  -------------------------------------------
                                  KATIE WILLIAMS

                                    /S/ Deborah Goodell
                                  -------------------------------------------
                                  DEBORAH GOODELL

                                    /S/ Richard Damon
                                  -------------------------------------------
                                  RICHARD DAMON

                                    /S/ Joseph Lazzaro
                                  -------------------------------------------
                                  JOSEPH LAZZARO AND GREGORY LAZZARO, AS
                                  JOINT TENANTS

                                    /S/ Gregory Lazzaro
                                  -------------------------------------------


                                    /S/ Peter L. Sanford
                                  -------------------------------------------
                                  PETER L. SANFORD, AS TRUSTEE OF THE MYERS
                                  CHARITABLE REMAINDER TRUST

                                    /S/ Peter L. Sanford
                                  -------------------------------------------
                                  PETER L. SANFORD, AS TRUSTEE OF THE DAMON
                                  CHARITABLE REMAINDER TRUST

                                    /S/ Peter L. Sanford
                                  -------------------------------------------
                                  PETER L. SANFORD, AS TRUSTEE OF THE WILLIAMS
                                  CHARITABLE REMAINDER TRUST

                                    /S/ Peter L. Sanford
                                  -------------------------------------------
                                  PETER L. SANFORD, AS TRUSTEE OF THE GOODELL
                                  CHARITABLE REMAINDER TRUST






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